Hosted Services Agreement	Exhibit 4.32

AMENDMENT NO. 34 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 34 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of January 12, 2015, is entered into by and between Navitaire LLC, a Delaware limited liability company (“NAVITAIRE”), and VRG Linhas Aereas S.A., as successor of GOL – Transportes Aéreos S.A., a Brazilian corporation (“Customer”).  Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A.       NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) for the avoidance of doubt, there is no Amendment No. 5, (vi) Amendment No. 6 dated as of April 5, 2006, (vii) Amendment No. 7 dated as of June 1, 2006, (viii) Amendment No. 8 dated as of June 11, 2007 (ix) Amendment No. 9 dated as of August 20, 2007; (x) Amendment No. 10 dated as of August 27, 2007; (xi) Amendment No. 11 dated as of April 24, 2008; (xii) Amendment No. 12 dated as of April 24, 2008; (xiii) Amendment No. 13 dated as of July 31, 2008; (xiv) Amendment No. 14 dated as of October 31, 2008; (xv) Amendment No. 15 dated as of October 1, 2008; (xvi) Amendment No. 16 dated as of October 1, 2009; (xvii) Amendment No. 17 dated as of February 1, 2010; (xviii) Amendment No. 18 dated as of March 15, 2010; (xix) Amendment No. 19 dated as of June 25, 2010; (xx) Amendment No. 20 dated as of November 1, 2010; (xxi) Amendment No. 21 dated as of March 1, 2011; (xxii) Amendment No. 22 dated as of February 1, 2012; (xxiii) Amendment No. 23 dated as of February 5, 2012; (xxiv) Amendment No. 24 dated as of February 5, 2012; (xxv) Amendment No. 25 dated as of September 1, 2012; (xxvi) Amendment No. 26 dated as of December 24, 2012; (xxvii) Amendment No. 27 dated as of January 1, 2013; (xxviii) Amendment No. 28 dated as of August 1, 2013; (xxix)  Amendment No. 29 dated as of December 2, 2013; (xxx) Amendment No. 30 dated as of December 11, 2013; (xxxi) Amendment No. 31 dated as of February 1, 2014; (xxxii) Amendment No. 32 dated as of August 1, 2014; and (xxxiii) Amendment No. 33 dated as of December 1, 2014 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B.      Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C.      NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1              Amendment to Exhibit A - Hosted Reservation Services, as follows:

a)             Scope of Services.  The following is hereby added to  Section 2, Scope of Services, of Exhibit A:

‘X’ or ‘N/A’	Hosted Reservation Services – New Skies Add-On Functionality
X	Advanced Passenger Information System (APIS) with: • [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

a)             Scope of Services (Replaced).  The line item titled ‘Inter Airline Through Check-in (IATCI) with: …” in Section 2, Scope of Services, of Exhibit A is hereby deleted in its entirety and replaced with the following:

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NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.32

‘X’ or ‘N/A’	Hosted Reservation Services Add-on Functionality
X	Inter Airline Through Check-in (IATCI) with: • [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2              Amendment to Exhibit H – Price and Payment, as follows:

a)             Monthly Recurring Service Fees (Applied).  The Monthly Recurring Service Fees – Advance Passenger Information System (APIS) Connectivity Services/Products found in Section 1.1.2 of Exhibit H hereby apply for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] as additional APIS countries.

b)            Monthly Recurring Service Fees (Applied).  The Monthly Recurring Service Fees – Inter Airline Through Check-in (IATCI) found in Section 1.1.12 of Exhibit H hereby apply for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] as additional IATCI partners.

c)             Implementation Fees.  The following Implementation Fees are hereby added to Section 1.2 of Exhibit H:

SELECTED	Products and/or Services	Description	Partners or Connections	Minimum Implementation Fee (per partner / connection)

Maximum Number of Hours Included in Minimum Implementation Fee

(additional hours provided at the mutually agreed rate [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] USD per hour)

Hosted Reservation Services – New Skies Add-On Products/Services
X	Government Security Message Facilitation	Advanced Passenger Information System (APIS)	APIS Countries: - [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for each partner / connection	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for each partner / connection

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.32

3          No Other Changes.  Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect.  This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

4              Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5              Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

6              Conflict of Provisions.  In the event that there exists a conflict between any term, condition, or provision contained within this Amendment, and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year written below.

NAVITAIRE LLC
Signature:
Printed Name:
Title:
Date:
VRG LINHAS AEREAS S.A
Signature:
Printed Name:
Title:
Date:

Witness Name:
Witness ID:

Witness Name:
Witness ID:

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NAVITAIRE Proprietary and Confidential